Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Second Quarter 2024 Results

Company delivers 66% year-over-year revenue growth with record profitability at new plant, raises full year guidance

Secured ~3,000 orders, including first tank car conversion order

CHICAGO, August 12, 2024 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•
Revenues of $147.4 million on 1,159 railcar deliveries, an increase of 66% compared to revenues of $88.6 million on 760 railcar deliveries in the second quarter of 2023
•
Gross margin of 12.5% with gross profit of $18.4 million, compared to gross margin of 14.6% with gross profit of $13.0 million in the second quarter of 2023
•
Net Income of $8.2 million, or $0.11 per diluted share and Adjusted net income of $6.3 million, or $0.05 per diluted share, accounting primarily for a non-cash item associated with a change in fair market value of warrant liability and a cash item associated with a litigation settlement
•
Adjusted EBITDA of $12.1 million, compared to Adjusted EBITDA of $8.0 million in the second quarter of 2023
•
Delivered its 10,000th railcar manufactured at the Castaños facility
•
Received net orders for approximately 3,000 railcars within the quarter, including a multi-year order to convert over 1,000 tanks cars

“We are very pleased to report our strongest performance yet for revenue, gross profit and Adjusted EBITDA since opening our state-of-the-art facility in 2020. Importantly, these results follow the previously reported 99% growth in revenue and 192% growth in Adjusted EBITDA in the first quarter,” commented Nick Randall, President and Chief Executive Officer of FreightCar America. “Our multiyear turnaround has been a tremendous success, and our focus is on driving growth across our diversified product portfolio as we continue to maximize efficiencies across our value streams.”

Randall continued, “We built a world-class manufacturing campus that is both efficient and flexible. Our customers see this as evidenced by our largest order intake since starting the facility and our recently announced milestone of shipping our 10,000th railcar manufactured at the campus. Furthermore, and consistent with our growth plans, we are pleased to also announce that our order backlog now includes tank cars. Tank cars represent a very important part of the market and are fully aligned with our growth strategy. In summary, we are pleased with the quarter, the year-to-date, and especially with where we see ourselves headed.”

Exhibit 99.1

Fiscal Year 2024 Outlook

The Company has updated its outlook for fiscal year 2024 as follows:

	Fiscal 2024 Outlook	Year-over-Year Growth at Midpoint
Revenue	$560 - $600 million	62.0%
Adjusted EBITDA	$35 - $39 million	84.1%
Railcar Deliveries	4,300 – 4,700 Railcars	48.9%

Mike Riordan, Chief Financial Officer of FreightCar America, commented, “With our facility complete and all production lines fully operational, we are well on track to achieve the operating performance we envisioned. Given this, combined with the significant order activity in the second quarter, we are raising our full year revenue and delivery guidance to between $560 million and $600 million and 4,300 to 4,700 railcars, respectively. Further, we are increasing our full year Adjusted EBITDA guidance to between $35 million and $39 million. With a strong pipeline of orders, we are well-positioned to leverage our operational efficiencies and cash flow generation to deliver profitable growth for our shareholders.”

Second Quarter 2024 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, August 13 at 11:00 a.m. (Eastern Time) to discuss its second quarter 2024 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1678919&tp_key=7f0a694b35

Recorded Webcast: A recorded webcast will be available until Tuesday, August 27, 2024, on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13747591.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the

Exhibit 99.1

date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings, and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net loss and Adjusted EPS. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

Exhibit 99.1

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$39,370	$40,560
Accounts receivable, net	12,815	6,408
VAT receivable	2,895	2,926
Inventories, net	64,479	125,022
Assets held for sale	629	—
Related party asset	1,010	638
Prepaid expenses	5,915	4,867
Total current assets	127,113	180,421
Property, plant and equipment, net	30,489	31,258
Railcars available for lease, net	—	2,842
Right of use asset operating lease	2,620	2,826
Right of use asset finance lease	44,507	40,277
Other long-term assets	2,492	1,835
Total assets	$207,221	$259,459

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$45,102	$84,417
Related party accounts payable	1,083	2,478
Accrued payroll and other employee costs	5,255	5,738
Accrued warranty	1,361	1,602
Customer deposits	8,709	—
Current portion of long-term debt	—	29,415
Other current liabilities	6,616	13,711
Total current liabilities	68,126	137,361
Warrant liability	52,342	36,801
Accrued pension costs	1,165	1,046
Lease liability operating lease, long-term	2,909	3,164
Lease liability finance lease, long-term	45,747	41,273
Other long-term liabilities	2,016	2,562
Total liabilities	172,305	222,207

Commitments and contingencies
Mezzanine equity
Series C Preferred stock	83,745	83,458
Stockholders’ deficit
Preferred stock	—	—
Common stock	220	210
Additional paid-in capital	96,312	94,067
Accumulated other comprehensive income	1,168	2,365
Accumulated deficit	(146,529)	(142,848)
Total stockholders' deficit	(48,829)	(46,206)
Total liabilities, mezzanine equity and stockholders’ deficit	$207,221	$259,459

Exhibit 99.1

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenues	$147,416	$88,596	$308,474	$169,595
Cost of sales	128,986	75,641	278,641	149,155
Gross profit	18,430	12,955	29,833	20,440
Selling, general and administrative expenses	8,510	5,851	16,003	12,239
Gain on sale of railcars available for lease	—	(622)	—	(622)
Litigation settlement	(3,214)	—	(3,214)	—
Operating income	13,134	7,726	17,044	8,823
Interest expense	(1,847)	(4,351)	(4,238)	(10,951)
Gain (loss) on change in fair market value of Warrant liability	112	(6,755)	(15,541)	(6,142)
Loss on extinguishment of debt	—	(14,880)	—	(14,880)
Other expense	(725)	(69)	(739)	(105)
Income (loss) before income taxes	10,674	(18,329)	(3,474)	(23,255)
Income tax provision (benefit)	2,497	560	(80)	671
Net income (loss)	$8,177	$(18,889)	$(3,394)	$(23,926)
Net income (loss) per common share – basic	$0.12	$(0.73)	$(0.41)	$(0.93)
Net income (loss) per common share – diluted	$0.11	$(0.73)	$(0.41)	$(0.93)
Weighted average common shares outstanding – basic	30,641,193	28,113,825	30,235,876	27,552,297
Weighted average common shares outstanding – diluted	32,277,506	28,113,825	30,235,876	27,552,297

FreightCar America, Inc.

Segment Data

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Manufacturing	$142,528	$85,724	$298,256	$163,323
Corporate and Other	4,888	2,872	10,218	6,272
Consolidated revenues	$147,416	$88,596	$308,474	$169,595

Operating income (loss):
Manufacturing	$18,714	$11,769	$26,993	$17,397
Corporate and Other	(5,580)	(4,043)	(9,949)	(8,574)
Consolidated operating income	$13,134	$7,726	$17,044	$8,823

Exhibit 99.1

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(3,394)	$(23,926)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	2,810	2,105
Non-cash lease expense on right-of-use assets	1,436	1,307
Loss on change in fair market value for Warrant liability	15,541	6,142
Stock-based compensation recognized	1,526	(191)
Non-cash interest expense	2,315	7,593
Loss on extinguishment of debt	—	14,880
Other non-cash items, net	(480)	(472)
Changes in operating assets and liabilities:
Accounts receivable	(6,407)	(11,922)
Inventories	63,723	(25,110)
Accounts and contractual payables	(40,066)	(6,050)
Income taxes payable, net	(4,949)	(1,456)
Lease liability	(1,790)	(1,991)
Customer deposits	8,709	19,644
Other assets and liabilities	(7,099)	(6,129)
Net cash flows provided by (used in) operating activities	31,875	(25,576)

Cash flows from investing activities
Purchase of property, plant and equipment	(2,269)	(4,954)
Proceeds from sale of railcars available for lease, net of selling costs	—	8,356
Net cash flows (used in) provided by investing activities	(2,269)	3,402

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of issuance costs	—	13,339
Borrowings on revolving line of credit	26,595	89,223
Repayments on revolving line of credit	(56,010)	(105,882)
Employee stock settlement	(40)	(106)
Payment for stock appreciation rights exercised	—	(6)
Financing lease payments	(1,341)	(307)
Net cash flows used in financing activities	(30,796)	(3,739)
Net decrease in cash and cash equivalents	(1,190)	(25,913)
Cash, cash equivalents and restricted cash equivalents at beginning of period	40,560	37,912
Cash, cash equivalents and restricted cash equivalents at end of period	$39,370	$11,999

Supplemental cash flow information
Interest paid	$1,930	$3,319
Income taxes paid	$4,207	$1,516
Non-cash transactions
Change in unpaid construction in process	$(210)	$332
Accrued PIK interest paid through issuance of PIK Note	$—	$3,161
Issuance of preferred shares in exchange of term loan	$—	$72,607
Issuance of warrants	$—	$3,010
Issuance of equity fee	$—	$685

Exhibit 99.1

Non-GAAP Financial Measures

FreightCar America, Inc.

Reconciliation of income (loss) before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Income (Loss) before income taxes	$10,674	$(18,329)	$(3,474)	$(23,255)
Depreciation & Amortization	1,414	1,033	2,810	2,105
Interest Expense, net	1,847	4,351	4,238	10,951
EBITDA	13,935	(12,945)	3,574	(10,199)

Change in Fair Value of Warrant (a)	(112)	6,755	15,541	6,142
Loss on Debt Extinguishment (b)	-	14,880	-	14,880
Litigation Settlement (c)	(3,214)	-	(3,214)	-
Gain on Sale of Railcars Available for Lease (d)	-	(622)	-	(622)
Stock Based Compensation	766	(100)	1,526	(191)
Other, net	725	69	739	105
Adjusted EBITDA	$12,100	$8,037	$18,166	$10,115

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to overall business performance. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s Warrant liability.
(b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
(c)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(d)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

Exhibit 99.1

FreightCar America, Inc.

Reconciliation of Net income (loss) and Adjusted Net income (loss)(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income (loss)	$8,177	$(18,889)	$(3,394)	$(23,926)

Change in Fair Value of Warrant (a)	(112)	6,755	15,541	6,142
Loss on Debt Extinguishment (b)	-	14,880	-	14,880
Litigation Settlement (c)	(3,214)	-	(3,214)	-
Gain on Sale of Railcars Available for Lease (d)	-	(622)	-	(622)
Stock Based Compensation	766	(100)	1,526	(191)
Other, net	725	69	739	105
Total non-GAAP adjustments	(1,835)	20,982	14,592	20,314
Income tax impact on non-GAAP adjustments (e)	-	-	-	-
Adjusted net income (loss)	$6,342	$2,093	$11,198	$(3,612)

(1) Adjusted net income (loss) represents net loss before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
d)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.
e)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances, all US based adjustments above are not tax affected.

We believe that Adjusted net income (loss) is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income (loss) is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income (loss) in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income (loss) is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Diluted EPS	$0.11	$(0.73)	$(0.41)	$(0.93)

Change in Fair Value of Warrant (a)	$-	$0.24	$0.51	$0.22
Loss on Debt Extinguishment (b)	-	0.54	-	0.54
Litigation Settlement (c)	(0.10)	-	(0.11)	-
Gain on Sale of Railcars Available for Lease (d)	-	(0.02)	-	(0.02)
Stock Based Compensation	0.02	(0.01)	0.05	(0.01)
Other, net	0.02	-	0.02	-
Total non-GAAP adjustments pre-tax per-share	(0.06)	0.75	0.47	0.73
Income tax impact on non-GAAP adjustments per share (e)	-	-	-	-
Adjusted Diluted EPS	$0.05	$0.02	$0.06	$(0.20)

(1) Adjusted EPS represents basic and diluted EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
d)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.
e)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.